EXHIBIT 99.7

Equity One 2003-2
Term

To Maturity
12 months lag
Servicer Advances On
-------------------------
Triggers On
-------------------------

Class B (BBB)
--------------------------------------------------------------------------------
Approximate Balance        10,027,000  Delay                                   0
Coupon                     at pricing  Dated                           4/30/2003
Settle                      4/30/2003  First Payment                   5/25/2023
--------------------------------------------------------------------------------

FORWARD LIBOR

------------------------------------------------------------------------------------------------
Speed (Voluntary)               100% PPC               100% PPC                100% PPC
Loss Severity                      40                     50                      60
Break CDR                      10.767 CDR              8.491 CDR               7.01 CDR
------------------------------------------------------------------------------------------------
WAL                              10.53                   11.12                  11.54
Mod Durn                          7.06                   7.30                    7.45
Mod Convexity                     0.75                   0.81                    0.85
Principal Window             Mar04 to Mar33         Mar04 to Dec32          Mar04 to Mar33
Prcp Writedown              7,574.33 (0.08%)          0.00 (0.00%)         14,207.77 (0.14%)
Total Collat Loss       58,955,090.27 (11.76%)   61,287,052.52 (12.22%)  62,948,673.67 (12.55%)

100% PPC (Voluntary)
--------------------
Fixed: 22 HEP
Arm: 28 CPR



FORWARD LIBOR + 150 BPS

-------------------------------------------------------------------------------------------------
Speed (Voluntary)               100% PPC                100% PPC                100% PPC
Loss Severity                      40                      50                      60
Break CDR                      10.217 CDR              8.073 CDR               6.673 CDR
-------------------------------------------------------------------------------------------------
WAL                              12.32                   12.97                   13.42
Mod Durn                          7.65                    7.87                    8.02
Mod Convexity                     0.79                    0.85                    0.89
Principal Window             Apr13 to Mar33          Oct13 to Mar33          Mar14 to Mar33
Prcp Writedown              4,872.10 (0.05%)        10,523.66 (0.10%)       13,211.58 (0.13%)
Total Collat Loss     56,677,048.79 (11.30%)  58,887,762.11 (11.74%)  60,458,707.30 (12.06%)

100% PPC (Voluntary)
--------------------
Fixed: 22 HEP
Arm: 28 CPR


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